December 2024

Preliminary Pricing Supplement No. 5,582
Registration Statement Nos. 333-275587; 333-275587-01
Dated December 20, 2024
Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

70Callable Contingent Income Securities due December 23, 2027

Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the S&P 500® Index

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities have the terms described in the accompanying prospectus supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon (as well as any contingent monthly coupons for any prior monthly periods for which a contingent monthly coupon was not paid) but only if the index closing value of each of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the S&P 500® Index on the related observation date is at or above 70% of its respective initial index value, which we refer to as the respective coupon barrier level. If the index closing value of any underlying index is less than the coupon barrier level for such index on any observation date, we will pay no coupon for the related monthly period. In addition, beginning on June 25, 2025, we will redeem the securities on any quarterly redemption date, for a redemption payment equal to the sum of the stated principal amount plus the contingent monthly coupon with respect to the related observation date (and any contingent monthly coupons for any prior monthly periods for which a contingent monthly coupon was not paid), if and only if the output of a risk neutral valuation model on a business day, as selected by the calculation agent, that is no earlier than three business days before the observation date preceding such redemption date and no later than such observation date, based on the inputs indicated under “Call feature” below, indicates that redeeming on such date is economically rational for us as compared to not redeeming on such date. An early redemption of the securities will not automatically occur based on the performance of the underlying indices. At maturity, if the securities have not been previously redeemed and if the final index value of each underlying index is greater than or equal to 70% of the respective initial index value, which we refer to as the downside threshold level, the payment at maturity will be the stated principal amount and the related contingent monthly coupon and any previously unpaid contingent monthly coupons. If, however, the final index value of any underlying index is less than its downside threshold level, investors will be exposed to the decline in the worst performing underlying index on a 1-to-1 basis and will receive a payment at maturity that is less than 70% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment based on the performance of any underlying index and also the risk of not receiving any monthly coupons during the entire 3-year term of the securities. Because payments on the securities are based on the worst performing of the underlying indices, a decline beyond the respective coupon barrier level and/or respective downside threshold level, as applicable, of any underlying index will result in few or no contingent monthly coupons and/or a significant loss of your investment, as applicable, even if the other underlying indices have appreciated or have not declined as much. Investors will not participate in any appreciation in any underlying index. The securities are for investors who seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of losing their principal at maturity, the risk of receiving no monthly interest if any underlying index closes below the coupon barrier level for such index on the observation dates and the risk of an early redemption of the securities based on the output of a risk neutral valuation model. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

The Nasdaq-100® Technology Sector IndexSM measures the performance of companies in the Nasdaq-100 Index® that are classified as technology according to the Industry Classification Benchmark. For more information about the Nasdaq-100 Index®, see the information set forth under “Nasdaq-100 Index®” in the accompanying index supplement. For more information about the Nasdaq-100® Technology Sector IndexSM, see “Annex A — Nasdaq-100® Technology Sector IndexSM” beginning on page 36.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying indices:	Nasdaq-100® Technology Sector IndexSM (the “NDXT Index”), Russell 2000® Index (the “RTY Index”) and S&P 500® Index (the “SPX Index”)
Aggregate principal amount:	$
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Pricing date:	December 20, 2024
Original issue date:	December 26, 2024 (3 business days after the pricing date)
Maturity date:	December 23, 2027
Call feature:

Beginning on June 25, 2025, an early redemption, in whole but not in part, will occur on a redemption date if and only if the output of a risk neutral valuation model on a business day, as selected by the calculation agent, that is no earlier than three business days before the observation date preceding such redemption date and no later than such observation date (the “determination date”), taking as input: (i) prevailing reference market levels, volatilities and correlations, as applicable and in each case as of the determination date and (ii) Morgan Stanley’s credit spreads as of the pricing date, indicates that redeeming on such date is economically rational for us as compared to not redeeming on such date. If we call the securities, we will give you notice no later than the observation date preceding the redemption date specified in the notice. Even if we call the securities in a month in which the contingent monthly coupon would not otherwise be payable, you will receive such contingent monthly coupon payment in addition to any previously unpaid contingent monthly coupon payments. No further payments will be made on the securities once they have been redeemed.

Contingent monthly coupon:

If, on any observation date, the index closing value of each underlying index is greater than or equal to its respective coupon barrier level, we will pay a contingent monthly coupon at an annual rate of at least 10.00% (corresponding to approximately $8.333 per month per security) on the related contingent coupon payment date. The actual contingent monthly coupon rate will be determined on the pricing date.

If the contingent monthly coupon is not paid on any coupon payment date (because the index closing value of any underlying index is less than its respective coupon barrier level on the related observation date), such unpaid contingent monthly coupon will be paid on a later coupon payment date but only if the index closing value of each underlying index on the related observation date is greater than or equal to its respective coupon barrier level. Any such unpaid contingent monthly coupon will be paid on the first subsequent coupon payment date for which the index closing value of each underlying index on the related observation date is greater than or equal to its respective coupon barrier level; provided, however, in the case of any such payment of a previously unpaid contingent monthly coupon, no additional interest will accrue or be payable in respect of such unpaid contingent monthly coupon from and after the end of the original interest payment period for such unpaid contingent monthly coupon.

You will not receive payment for any unpaid contingent monthly coupons if the index closing value of any underlying index is less than its respective coupon barrier level on each subsequent observation date. If the index closing value of any underlying index is less than its respective coupon barrier level on each observation date, you will not receive any contingent monthly coupons for the entire 3-year term of the securities.

Payment at maturity:

If the securities have not previously been redeemed, investors will receive on the maturity date a payment at maturity determined as follows:

If the final index value of each underlying index is greater than or equal to its respective downside threshold level: the stated principal amount and the contingent monthly coupon with respect to the final observation date and any previously unpaid contingent monthly coupons with respect to the prior observation dates.

If the final index value of any underlying index is less than its respective downside threshold level: (i) the stated principal amount multiplied by (ii) the index performance factor of the worst performing underlying index. Under these circumstances, the payment at maturity will be less than 70% of the stated principal amount of the securities and could be zero.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $975.50 per security, or within $30.00 of that estimate. See “Investment Overview” beginning on page 4.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)	Proceeds to us(3)
Per security	$1,000	$	$
Total	$	$	$

(1)The securities will be sold only to investors purchasing the securities in fee-based advisory accounts.

(2)MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $ per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement.

(3)See “Use of proceeds and hedging” on page 34.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 13.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying prospectus supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related prospectus supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying prospectus supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Prospectus Supplement dated November 16, 2023 Index Supplement dated November 16, 2023  Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 23, 2027
Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the S&P 500® Index

Principal at Risk Securities

Terms continued from previous page:
Redemption payment:

The redemption payment will be an amount equal to (i) the stated principal amount plus (ii) the contingent monthly coupon with respect to the related observation date (and any contingent monthly coupons for any prior monthly periods for which a contingent monthly coupon was not paid).

Redemption dates:

Beginning after six months, quarterly, on June 25, 2025, September 25, 2025, December 26, 2025, March 25, 2026, June 25, 2026, September 24, 2026, December 24, 2026, March 25, 2027, June 24, 2027 and September 23, 2027. If any such day is not a business day, the redemption payment will be made on the next succeeding business day and no adjustment will be made to any redemption payment made on that succeeding business day.

Initial index value:

With respect to the NDXT Index: , which is the index closing value of such index on the pricing date

With respect to the RTY Index: , which is the index closing value of such index on the pricing date

With respect to the SPX Index: , which is the index closing value of such index on the pricing date

Final index value:	With respect to each underlying index, the respective index closing value on the final observation date
Worst performing underlying index:	The underlying index with the largest percentage decrease from the respective initial index value to the respective final index value
Index performance factor:	Final index value divided by the initial index value
Coupon barrier level:

With respect to the NDXT Index: , which is 70% of the initial index value for such index

With respect to the RTY Index: , which is 70% of the initial index value for such index

With respect to the SPX Index: , which is 70% of the initial index value for such index

Downside threshold level:

With respect to the NDXT Index: , which is 70% of the initial index value for such index

With respect to the RTY Index: , which is 70% of the initial index value for such index

With respect to the SPX Index: , which is 70% of the initial index value for such index

Coupon payment dates:

Monthly, as set forth under “Observation Dates and Coupon Payment Dates” below. If any such day is not a business day, that contingent monthly coupon, if any, will be paid on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day. The contingent monthly coupon, if any, with respect to the final observation date will be paid on the maturity date.

Observation dates:

Monthly, as set forth under “Observation Dates and Coupon Payment Dates” below, subject to postponement for non-index business days and certain market disruption events. We also refer to December 20, 2027 as the final observation date.

CUSIP / ISIN:	61777RSK0 / US61777RSK04
Listing:	The securities will not be listed on any securities exchange.

Observation Dates and Coupon Payment Dates

Observation Dates	Coupon Payment Dates
January 21, 2025	January 24, 2025
February 20, 2025	February 25, 2025
March 20, 2025	March 25, 2025
April 21, 2025	April 24, 2025
May 20, 2025	May 23, 2025
June 20, 2025	June 25, 2025
July 21, 2025	July 24, 2025
August 20, 2025	August 25, 2025
September 22, 2025	September 25, 2025
October 20, 2025	October 23, 2025
November 20, 2025	November 25, 2025
December 22, 2025	December 26, 2025
January 20, 2026	January 23, 2026
February 20, 2026	February 25, 2026
March 20, 2026	March 25, 2026
April 20, 2026	April 23, 2026
May 20, 2026	May 26, 2026
June 22, 2026	June 25, 2026
July 20, 2026	July 23, 2026
August 20, 2026	August 25, 2026
September 21, 2026	September 24, 2026
October 20, 2026	October 23, 2026
November 20, 2026	November 25, 2026
December 21, 2026	December 24, 2026
January 20, 2027	January 25, 2027
February 22, 2027	February 25, 2027
March 22, 2027	March 25, 2027
April 20, 2027	April 23, 2027
May 20, 2027	May 25, 2027
June 21, 2027	June 24, 2027
July 20, 2027	July 23, 2027
August 20, 2027	August 25, 2027
September 20, 2027	September 23, 2027
October 20, 2027	October 25, 2027

December 2024  Page 2

Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 23, 2027
Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the S&P 500® Index

Principal at Risk Securities

Observation Dates	Coupon Payment Dates
November 22, 2027	November 26, 2027
December 20, 2027 (final observation date)	December 23, 2027 (maturity date)

December 2024  Page 3

Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 23, 2027
Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the S&P 500® Index

Principal at Risk Securities

Investment Overview

Callable Contingent Income Securities

Principal at Risk Securities

Callable Contingent Income Securities due December 23, 2027 Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the S&P 500® Index (the “securities”) do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon (as well as any contingent monthly coupons for any prior monthly periods for which a contingent monthly coupon was not paid) but only if the index closing value of each of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the S&P 500® Index (which we refer to together as the “underlying indices”) is at or above 70% of its respective initial index value, which we refer to as the respective coupon barrier level, on the related observation date. If the index closing value of any underlying index is less than the coupon barrier level for such index on any observation date, we will pay no coupon for the related monthly period. It is possible that the index closing value of one or more underlying indices will remain below the respective coupon barrier level(s) for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent monthly coupons during the entire term of the securities. In addition, beginning on June 25, 2025, we will redeem the securities on any quarterly redemption date, for a redemption payment equal to the sum of the stated principal amount plus the contingent monthly coupon with respect to the related observation date (and any contingent monthly coupons for any prior monthly periods for which a contingent monthly coupon was not paid), if and only if the output of a risk neutral valuation model on a business day, as selected by the calculation agent, that is no earlier than three business days before the observation date preceding such redemption date and no later than such observation date, based on the inputs indicated under “Call feature” on the cover page, indicates that redeeming on such date is economically rational for us as compared to not redeeming on such date. An early redemption of the securities will not automatically occur based on the performance of the underlying indices. At maturity, if the securities have not been previously redeemed and if the final index value of each underlying index is greater than or equal to 70% of the respective initial index value, which we refer to as the downside threshold level, the payment at maturity will be the stated principal amount and the related contingent monthly coupon and any previously unpaid contingent monthly coupons. If, however, the final index value of any underlying index is less than its downside threshold level, investors will be exposed to the decline in the worst performing underlying index on a 1-to-1 basis and will receive a payment at maturity that is less than 70% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment based on the performance of any underlying index and also the risk of not receiving any monthly coupons during the entire 3-year term of the securities.

Maturity:	Approximately 3 years, unless redeemed earlier based on the output of a risk neutral valuation model
Contingent monthly coupon:

If, on any observation date, the index closing value of each underlying index is greater than or equal to its respective coupon barrier level, we will pay a contingent monthly coupon at an annual rate of at least 10.00% (corresponding to approximately $8.333 per month per security) on the related contingent coupon payment date. The actual contingent monthly coupon rate will be determined on the pricing date.

If the contingent monthly coupon is not paid on any coupon payment date (because the index closing value of any underlying index is less than its respective coupon barrier level on the related observation date), such unpaid contingent monthly coupon will be paid on a later coupon payment date but only if the index closing value of each underlying index on the related observation date is greater than or equal to its respective coupon barrier level. Any such unpaid contingent monthly coupon will be paid on the first subsequent coupon payment date for which the index closing value of each underlying index on the related observation date is greater than or equal to its respective coupon barrier level; provided, however, in the case of any such payment of a previously unpaid contingent monthly coupon, no additional interest will accrue or be payable in respect of such unpaid contingent monthly coupon from and after the end of the original interest payment period for such unpaid contingent monthly coupon.

You will not receive payment for any unpaid contingent monthly coupons if the index closing value of any underlying index is less than its respective coupon barrier level on each subsequent observation date. If the index closing value of any underlying index is less than its respective coupon barrier level on each observation date, you will not receive any contingent monthly coupons for the entire 3-year term of the securities.

Early redemption:

Beginning on June 25, 2025, we will redeem the securities on any quarterly redemption date for a redemption payment equal to the sum of the stated principal amount plus the contingent monthly coupon with respect to the related observation date (and any contingent monthly coupons for any prior monthly periods for which a contingent

December 2024  Page 4

Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 23, 2027
Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the S&P 500® Index

Principal at Risk Securities

monthly coupon was not paid), if and only if the output of a risk neutral valuation model on a business day, as selected by the calculation agent, that is no earlier than three business days before the observation date preceding such redemption date and no later than such observation date, based on the inputs indicated under “Call feature” on the cover page, indicates that redeeming on such date is economically rational for us as compared to not redeeming on such date. An early redemption of the securities will not automatically occur based on the performance of the underlying indices. In accordance with the risk neutral valuation model determination noted herein, it is more likely that we will redeem the securities when it would otherwise be advantageous for you to continue to hold the securities. As such, we will be more likely to redeem the securities when the index closing value of each underlying index on the observation dates is at or above its respective coupon barrier level, which would otherwise result in an amount of interest payable on the securities that is greater than instruments of a comparable maturity and credit rating trading in the market. In other words, we will be more likely to redeem the securities at a time when the securities are paying interest at an above-market rate. If the securities are redeemed prior to maturity, you will receive no more contingent monthly coupon payments, may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

On the other hand, we will be less likely to redeem the securities when the index closing value of any underlying index is below its respective coupon barrier level and/or when the final index value of any underlying index is expected to be below the downside threshold level, such that you will receive no contingent monthly coupons and/or that you will suffer a significant loss on your initial investment in the securities at maturity. Therefore, if we do not redeem the securities, it is more likely that you will receive few or no contingent monthly coupons and suffer a significant loss at maturity.

Payment at maturity:

If the securities have not previously been redeemed, investors will receive on the maturity date a payment at maturity determined as follows:

If the final index value of each underlying index is greater than or equal to its respective downside threshold level: the stated principal amount and the contingent monthly coupon with respect to the final observation date and with respect to any prior observation date for which a contingent monthly coupon was not paid.

If the final index value of any underlying index is less than its respective downside threshold level: (i) the stated principal amount multiplied by (ii) the index performance factor of the worst performing underlying index. Under these circumstances, the payment at maturity will be less than 70% of the stated principal amount of the securities and could be zero. No monthly coupon will be payable at maturity, and investors will not receive payment of any previously unpaid contingent monthly coupons.

We are using this preliminary pricing supplement to solicit from you an offer to purchase the securities. You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the relevant agent. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any material changes to the terms of the securities, we will notify you.

December 2024  Page 5

Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 23, 2027
Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the S&P 500® Index

Principal at Risk Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. We estimate that the value of each security on the pricing date will be approximately $975.50, or within $30.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying indices. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying indices, instruments based on the underlying indices, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent monthly coupon rate, the coupon barrier levels and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

December 2024  Page 6

Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 23, 2027
Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the S&P 500® Index

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest and instead will pay a contingent monthly coupon (as well as any contingent monthly coupons for any prior monthly periods for which a contingent monthly coupon was not paid) but only if the index closing value of each underlying index is at or above 70% of its initial index value, which we refer to as the respective coupon barrier level, on the related observation date. These securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no monthly interest if any underlying index closes below the coupon barrier level for such index on the observation dates, and the risk of an early redemption of the securities based on the output of a risk neutral valuation model. The following scenarios are for illustrative purposes only to demonstrate how the payment at maturity and contingent monthly coupon (if the securities have not previously been redeemed) are determined, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed by us based on the output of a risk neutral valuation model, the contingent monthly coupon may be payable with respect to none of, or some but not all of, the monthly periods, and the payment at maturity may be less than 70% of the stated principal amount and could be zero. Investors will not participate in any appreciation in any underlying index.

Scenario 1: The securities are redeemed prior to maturity.

This scenario assumes that we redeem the securities based on the output of a risk neutral valuation model prior to the maturity date on one of the quarterly redemption dates, starting on June 25, 2025. Prior to early redemption, each underlying index closes at or above its coupon barrier level on some monthly observation dates, but one or more underlying indices close below the respective coupon barrier level(s) on the others. Investors receive the contingent monthly coupon, corresponding to a return of at least 10.00% per annum (to be determined on the pricing date), for the monthly periods for which each index closing value is at or above its respective coupon barrier level on the related observation date, but not for the monthly periods for which one or more underlying indices close below the respective coupon barrier level(s) on the related observation date. However, any unpaid contingent monthly coupon will be paid on a later coupon payment date if the index closing value of each underlying index on the related observation date is greater than or equal to its respective coupon barrier level. In this scenario, on one of the quarterly redemption dates, investors receive the redemption payment equal to the stated principal amount plus the contingent monthly coupon with respect to the related observation date (and any contingent monthly coupons for any prior monthly periods for which a contingent monthly coupon was not paid). Even if we call the securities in a month in which the contingent monthly coupon would not otherwise be payable, you will receive such contingent monthly coupon payment in addition to any previously unpaid contingent monthly coupon payments. No further payments will be made on the securities once they have been redeemed.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive principal back at maturity.

This scenario assumes that we do not redeem the securities on any of the quarterly redemption dates, and, as a result, investors hold the securities to maturity. During the term of the securities, each underlying index closes at or above its respective coupon barrier level on some monthly observation dates, but one or more underlying indices close below the respective coupon barrier level(s) for such index on the others. Investors will receive the contingent monthly coupon for the monthly periods for which the index closing value of each underlying index is at or above the respective coupon barrier level on the related observation date, but not for the monthly periods for which one or more underlying indices close below the respective coupon barrier level(s) on the related observation date. However, any unpaid contingent monthly coupon will be paid on a later coupon payment date if the index closing value of each underlying index on the related observation date is greater than or equal to its respective coupon barrier level. At maturity, each underlying index closes at or above its downside threshold level, and so investors receive the stated principal amount and the contingent monthly coupon with respect to the final observation date and with respect to any prior observation date(s) for which a contingent monthly coupon was not paid.

December 2024  Page 7

Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 23, 2027
Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the S&P 500® Index

Principal at Risk Securities

Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity.

This scenario assumes that we do not redeem the securities on any of the quarterly redemption dates, and, as a result, investors hold the securities to maturity. During the term of the securities, one or more underlying indices close below the respective coupon barrier level(s) on every monthly observation date. Since one or more underlying indices close below the respective coupon barrier level(s) on every monthly observation date, investors do not receive any contingent monthly coupon or payment of any previously unpaid contingent monthly coupons from the prior observation dates. On the final observation date, one or more underlying indices close below the respective downside threshold level(s). At maturity, investors will receive an amount equal to the stated principal amount multiplied by the index performance factor of the worst performing underlying index. Under these circumstances, the payment at maturity will be less than 70% of the stated principal amount and could be zero.

December 2024  Page 8

Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 23, 2027
Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the S&P 500® Index

Principal at Risk Securities

Underlying Indices Summary

Nasdaq-100® Technology Sector IndexSM

The Nasdaq-100® Technology Sector IndexSM, which is calculated, maintained and published by The Nasdaq OMX Group, Inc. (“Nasdaq OMX”), is an equal-weighted index intended to measure the performance of Nasdaq-listed companies that are classified as technology according to the Industry Classification Benchmark. For additional information about the Nasdaq-100® Technology Sector IndexSM, see “Annex A — Nasdaq-100® Technology Sector IndexSM” below.

Information as of market close on December 18, 2024:

Bloomberg Ticker Symbol:	NDXT
Current Index Value:	10,473.23
52 Weeks Ago:	9,475.25
52 Week High (on 7/10/2024):	11,224.97
52 Week Low (on 1/4/2024):	9,098.91

For additional information about the Nasdaq-100® Technology Sector IndexSM, see the information set forth under “Nasdaq-100® Technology Sector IndexSM” in the accompanying index supplement. Furthermore, for additional historical information, see “Nasdaq-100® Technology Sector IndexSM Historical Performance” below.

Russell 2000® Index

The Russell 2000® Index is an index calculated, published and disseminated by FTSE International Limited (“FTSE Russell”), and measures the capitalization-weighted price performance of 2,000 U.S. small-capitalization stocks listed on eligible U.S. exchanges. The Russell 2000® Index is designed to track the performance of the small-capitalization segment of the U.S. equity market. The companies included in the Russell 2000® Index are the middle 2,000 (i.e., those ranked 1,001 through 3,000) of the companies that form the Russell 3000E™ Index. The Russell 2000® Index represents approximately 7% of the U.S. equity market.

Information as of market close on December 18, 2024:

Bloomberg Ticker Symbol:	RTY
Current Index Value:	2,231.513
52 Weeks Ago:	1,982.417
52 Week High (on 11/25/2024):	2,442.031
52 Week Low (on 1/17/2024):	1,913.166

For additional information about the Russell 2000® Index, see the information set forth under “Russell Indices—Russell 2000® Index” in the accompanying index supplement. Furthermore, for additional historical information, see “Russell 2000® Index Historical Performance” below.

S&P 500® Index

The S&P 500® Index, which is calculated, maintained and published by S&P® Dow Jones Indices LLC (“S&P®”), is intended to provide a benchmark for performance measurement of the large capitalization segment of the U.S. equity markets by tracking the stock price movement of 500 companies with large market capitalizations. Component stocks of the S&P 500® Index are required to have a total company level market capitalization that reflects approximately the 85th percentile of the S&P® Total Market Index. The S&P 500® Index measures the relative performance of the common stocks of 500 companies as of a particular time as compared to the performance of the common stocks of 500 similar companies during the base period of the years 1941 through 1943.

Information as of market close on December 18, 2024:

Bloomberg Ticker Symbol:	SPX
Current Index Value:	5,872.16
52 Weeks Ago:	4,740.56
52 Week High (on 12/6/2024):	6,090.27
52 Week Low (on 1/4/2024):	4,688.68

For additional information about the S&P 500® Index, see the information set forth under “S&P® U.S. Indices—S&P 500® Index” in the accompanying index supplement. Furthermore, for additional historical information, see “S&P 500® Index Historical Performance” below.

December 2024  Page 9

Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 23, 2027
Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the S&P 500® Index

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent monthly coupon is paid with respect to an observation date and how to calculate the payment at maturity. The following examples are for illustrative purposes only. Whether you receive a contingent monthly coupon will be determined by reference to the index closing value of each underlying index on each monthly observation date, and the amount you will receive at maturity, if any, will be determined by reference to the final index value of each underlying index on the final observation date. Any early redemption of the securities will be based on the output of a risk neutral valuation model. The actual initial index value, coupon barrier level and downside threshold level for each underlying index will be determined on the pricing date. All payments on the securities, if any, are subject to our credit risk. The below examples are based on the following terms:

Hypothetical Contingent Monthly Coupon:

If, on any observation date, the index closing value of each underlying index is greater than or equal to its respective coupon barrier level, we will pay a contingent monthly coupon at an annual rate of 10.00% (corresponding to approximately $8.333 per month per security*) on the related contingent coupon payment date. The actual contingent monthly coupon rate will be determined on the pricing date.

If the contingent monthly coupon is not paid on any coupon payment date (because the index closing value of any underlying index is less than its respective coupon barrier level on the related observation date), such unpaid contingent monthly coupon will be paid on a later coupon payment date but only if the index closing value of each underlying index on the related observation date is greater than or equal to its respective coupon barrier level. Any such unpaid contingent monthly coupon will be paid on the first subsequent coupon payment date for which the index closing value of each underlying index on the related observation date is greater than or equal to its respective coupon barrier level.

It is possible that one or more underlying indices will remain below the respective coupon barrier level(s) for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent monthly coupons.

Call Feature:

Beginning on June 25, 2025, an early redemption, in whole but not in part, will occur on a redemption date if and only if the output of a risk neutral valuation model on a business day, as selected by the calculation agent, that is no earlier than three business days before the observation date preceding such redemption date and no later than such observation date (the “determination date”), taking as input: (i) prevailing reference market levels, volatilities and correlations, as applicable and in each case as of the determination date and (ii) Morgan Stanley’s credit spreads as of the pricing date, indicates that redeeming on such date is economically rational for us as compared to not redeeming on such date. If we call the securities, we will give you notice no later than the observation date preceding the redemption date specified in the notice. Any redemption payment will be equal to the stated principal amount plus the contingent monthly coupon with respect to the related observation date (and any contingent monthly coupons for any prior monthly periods for which a contingent monthly coupon was not paid). If the securities are redeemed prior to maturity, you will receive no more contingent monthly coupon payments, may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. Even if we call the securities in a month in which the contingent monthly coupon would not otherwise be payable, you will receive such contingent monthly coupon payment in addition to any previously unpaid contingent monthly coupon payments.

Payment at Maturity (if the securities have not been redeemed early):

If the final index value of each underlying index is greater than or equal to its respective downside threshold level: the stated principal amount and the contingent monthly coupon with respect to the final observation date and any previously unpaid contingent monthly coupons with respect to the prior observation dates.

If the final index value of any underlying index is less than its respective downside threshold level: (i) the stated principal amount multiplied by (ii) the index performance factor of the worst performing underlying index. Under these circumstances, the payment at maturity will be less than 70% of the stated principal amount of the securities and could be zero.

Stated Principal Amount:	$1,000
Hypothetical Initial Index Value:	With respect to the NDXT Index: 10,000 With respect to the RTY Index: 2,000 With respect to the SPX Index: 3,800
Hypothetical Coupon Barrier Level:

With respect to the NDXT Index: 7,000, which is 70% of the hypothetical initial index value for such index

With respect to the RTY Index: 1,400, which is 70% of the hypothetical initial index value for such index

With respect to the SPX Index: 2,660, which is 70% of the hypothetical initial index value for such index

December 2024  Page 10

Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 23, 2027
Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the S&P 500® Index

Principal at Risk Securities

Hypothetical Downside Threshold Level:

With respect to the NDXT Index: 7,000, which is 70% of the hypothetical initial index value for such index

With respect to the RTY Index: 1,400, which is 70% of the hypothetical initial index value for such index

With respect to the SPX Index: 2,660, which is 70% of the hypothetical initial index value for such index

* The actual contingent monthly coupon will be an amount determined by the calculation agent based on the actual contingent monthly coupon rate and the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The hypothetical contingent monthly coupon of $8.333 is used in these examples for ease of analysis.

How to determine whether a contingent monthly coupon is payable with respect to an observation date (if the securities have not been previously redeemed):

	Index Closing Value			Contingent Monthly Coupon
	NDXT Index	RTY Index	SPX Index
Hypothetical Observation Date 1	11,000 (at or above coupon barrier level)	2,000 (at or above coupon barrier level)	3,400 (at or above coupon barrier level)	$8.333
Hypothetical Observation Date 2	10,800 (at or above coupon barrier level)	1,700 (at or above coupon barrier level)	2,000 (below coupon barrier level)	$0
Hypothetical Observation Date 3	5,000 (below coupon barrier level)	600 (below coupon barrier level)	3,450 (at or above coupon barrier level)	$0
Hypothetical Observation Date 4	12,000 (at or above coupon barrier level)	2,600 (at or above coupon barrier level)	3,400 (at or above coupon barrier level)	$8.333 + $8.333 + $8.333 = $24.999
Hypothetical Observation Date 5	6,200 (below coupon barrier level)	500 (below coupon barrier level)	1,500 (below coupon barrier level)	$0

On hypothetical observation date 1, the NDXT Index, the RTY Index and the SPX Index all close at or above their respective coupon barrier levels. Therefore, a contingent monthly coupon of $8.333 is paid on the relevant coupon payment date.

On each of the hypothetical observation dates 2 and 3, at least one underlying index closes at or above its coupon barrier level but one or both of the other underlying indices close below their respective coupon barrier level(s). Therefore, no contingent monthly coupon is paid on the relevant coupon payment date.

On hypothetical observation date 4, each underlying index closes at or above its respective coupon barrier level. Therefore, investors receive the contingent monthly coupon with respect to the fourth observation date as well as the previously unpaid contingent monthly coupons with respect to the second and third observation dates.

On hypothetical observation date 5, each underlying index closes below its respective coupon barrier level and accordingly no contingent monthly coupon is paid on the relevant coupon payment date.

If the contingent monthly coupon is not paid on any coupon payment date (because the index closing value of any underlying index is less than its respective coupon barrier level on the related observation date), such unpaid contingent monthly coupon will be paid on a later coupon payment date but only if the index closing value of each underlying index on the related observation date is greater than or equal to its respective coupon barrier level. Any such unpaid contingent monthly coupon will be paid on the first subsequent coupon payment date for which the index closing value of each underlying index on the related observation date is greater than or equal to its respective coupon barrier level. You will not receive payment for any unpaid contingent monthly coupons if the index closing value of any underlying index is less than its respective coupon barrier level on each subsequent observation date. If the index closing value of any underlying index is less than its respective coupon barrier level on each observation date, you will not receive any contingent monthly coupons for the entire term of the securities.

December 2024  Page 11

Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 23, 2027
Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the S&P 500® Index

Principal at Risk Securities

How to calculate the payment at maturity (if the securities have not been redeemed early):

	Final Index Value			Payment at Maturity
	NDXT Index	RTY Index	SPX Index
Example 1:	15,000 (at or above the downside threshold level and coupon barrier level)	2,800 (at or above the downside threshold level and coupon barrier level)	4,450 (at or above the downside threshold level and coupon barrier level)	The stated principal amount + the contingent monthly coupon with respect to the final observation date + any previously unpaid contingent monthly coupons with respect to the prior observation dates
Example 2:	10,800 (at or above the downside threshold level)	2,000 (at or above the downside threshold level)	1,520 (below the downside threshold level)	$1,000 × index performance factor of the worst performing underlying = $1,000 × (1,520 / 3,800) = $400
Example 3:	4,500 (below the downside threshold level)	800 (below the downside threshold level)	3,300 (at or above the downside threshold level)	$1,000 × (800 / 2,000) = $400
Example 4:	4,500 (below the downside threshold level)	600 (below the downside threshold level)	1,520 (below the downside threshold level)	$1,000 × (600 / 2,000) = $300
Example 5:	3,000 (below the downside threshold level)	800 (below the downside threshold level)	1,520 (below the downside threshold level)	$1,000 × (3,000 / 10,000) = $300

In example 1, the final index values of the NDXT Index, the RTY Index and the SPX Index are all at or above their downside threshold levels and coupon barrier levels. Therefore, investors receive at maturity the stated principal amount of the securities plus the contingent monthly coupon with respect to the final observation date and any previously unpaid contingent monthly coupons with respect to the prior observation dates. However, investors do not participate in any appreciation of the underlying indices.

In examples 2 and 3, the final index value(s) of one or two of the underlying indices are at or above their respective downside threshold level(s) but the final index value(s) of one or both of the other underlying indices are below their respective downside threshold level(s). Therefore, investors are exposed to the downside performance of the worst performing underlying index at maturity and receive at maturity an amount equal to the stated principal amount times the index performance factor of the worst performing underlying index. Moreover, investors do not receive a contingent monthly coupon with respect to the final monthly period, and do not receive any previously unpaid contingent monthly coupons with respect to the prior observation dates.

Similarly, in examples 4 and 5, the final index value of each underlying index is below its respective downside threshold level, and investors receive at maturity an amount equal to the stated principal amount times the index performance factor of the worst performing underlying index. In example 4, NDXT Index has declined 55% from its initial index value to its final index value, the RTY Index has declined 70% from its initial index value to its final index value and the SPX Index has declined 60% from its initial index value to its final index value. Therefore, the payment at maturity equals the stated principal amount times the index performance factor of the RTY Index, which is the worst performing underlying index in this example. Moreover, investors do not receive a contingent monthly coupon with respect to the final monthly period, and do not receive any previously unpaid contingent monthly coupons with respect to the prior observation dates. In example 5, the NDXT Index has declined 70% from its initial index value to its final index value, the RTY Index has declined 60% from its initial index value and the SPX Index has declined 60% from its initial index value to its final index value. Therefore, the payment at maturity equals the stated principal amount times the index performance factor of the NDXT Index, which is the worst performing underlying index in this example. Moreover, investors do not receive a contingent monthly coupon with respect to the final monthly period, and do not receive any previously unpaid contingent monthly coupons with respect to the prior observation dates.

If the securities have not been redeemed prior to maturity and the final index value of ANY underlying index is below its respective downside threshold level, you will be exposed to the downside performance of the worst performing underlying index at maturity, and your payment at maturity will be less than $700 per security and could be zero.

December 2024  Page 12

Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 23, 2027
Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the S&P 500® Index

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying prospectus supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers before you invest in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the repayment of principal. If the securities have not been redeemed prior to maturity and the final index value of any underlying index is less than its downside threshold level of 70% of its initial index value, you will be exposed to the decline in the closing value of the worst performing underlying index, as compared to its initial index value, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount times the index performance factor of the worst performing underlying index. In this case, the payment at maturity will be less than 70% of the stated principal amount and could be zero.

￭The securities do not provide for regular interest payments. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. The securities will pay a contingent monthly coupon only if the index closing value of each underlying index is at or above 70% of its respective initial index value, which we refer to as the respective coupon barrier level, on the related observation date. If, on the other hand, the index closing value of any underlying index is lower than the coupon barrier level for such index on the relevant observation date for any interest period, we will pay no coupon on the applicable coupon payment date. However, if the contingent monthly coupon is not paid on any coupon payment date because the index closing value of any underlying index is less than its respective coupon barrier level on the related observation date, such unpaid contingent monthly coupon will be paid on a later coupon payment date but only if the index closing value of each underlying index on the related observation date is greater than or equal to its respective coupon barrier level. Therefore, you will not receive payment for such unpaid contingent monthly coupon if the index closing value of any underlying index is less than its respective coupon barrier level on each subsequent observation date. If the index closing value of any underlying index is less than its respective coupon barrier level on each observation date, you will not receive any contingent monthly coupon for the entire term of the securities. It is possible that the index closing value of one or more underlying indices will remain below the respective coupon barrier level(s) for extended periods of time or even throughout the entire term of the securities. If you do not earn sufficient contingent monthly coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

￭The securities have early redemption risk. The term of the securities, and thus your opportunity to earn a potentially above-market coupon if the index closing value of each underlying index is greater than or equal to the coupon barrier level for such index on monthly observation dates, will be limited if we redeem the securities based on the output of a risk neutral valuation model on any quarterly redemption date, beginning June 25, 2025. The term of your investment in the securities may be limited to as short as six months. In accordance with the risk neutral valuation model determination noted herein, it is more likely that we will redeem the securities when it would be advantageous for you to continue to hold the securities. As such, we will be more likely to redeem the securities when the index closing value of each underlying index on the observation dates is at or above the coupon barrier level for such index, which would otherwise result in an amount of interest payable on the securities that is greater than instruments of a comparable maturity and credit rating trading in the market. In other words, we will be more likely to redeem the securities at a time when the securities are paying interest at an above-market rate. If the securities are redeemed prior to maturity, you will receive no more contingent monthly coupon payments, may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

On the other hand, we will be less likely to redeem the securities when the index closing value of any underlying index is below the respective coupon barrier level and/or when the final index value for any underlying index is expected to be below the respective downside threshold level, such that you will receive no contingent monthly coupons and/or that you will suffer a significant loss on your initial investment in the securities at maturity. Therefore, if we do not redeem the securities, it is more likely that you will receive few or no contingent monthly coupons and suffer a significant loss at maturity.

December 2024  Page 13

Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 23, 2027
Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the S&P 500® Index

Principal at Risk Securities

￭The contingent monthly coupon, if any, is based only on the value of each underlying index on the related monthly observation date. Whether the contingent monthly coupon will be paid on any coupon payment date will be determined at the end of the relevant interest period, based on the closing value of each underlying index on the relevant monthly observation date. As a result, you will not know whether you will receive the contingent monthly coupon on any coupon payment date until near the end of the relevant monthly period. Moreover, because the contingent monthly coupon is based solely on the value of each underlying index on monthly observation dates, if the closing value of any underlying index on any observation date is below the coupon barrier level for such index, you will receive no coupon for the related interest period, or any previously unpaid contingent monthly coupons, even if the level of such underlying index was at or above its respective coupon barrier level on other days during that interest period, and even if the closing values of the other underlying indices were at or above the coupon barrier levels for such indices.

￭Investors will not participate in any appreciation in any underlying index. Investors will not participate in any appreciation in any underlying index from the initial index value for such index, and the return on the securities will be limited to the contingent monthly coupons, if any, that are paid with respect to each observation date on which the index closing value of each underlying index is greater than or equal to its respective coupon barrier level until the securities are redeemed or reach maturity.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each underlying index on any day, including in relation to its respective coupon barrier level and downside threshold level, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe volatility (frequency and magnitude of changes in value) of the underlying indices,

owhether the index closing value of any underlying index has been below its respective coupon barrier level on any observation date,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the underlying indices or securities markets generally and which may affect the value of each underlying index, odividend rates on the securities underlying the underlying indices,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe composition of the underlying indices and changes in the constituent stocks of such indices, and oany actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. In particular, if any underlying index has closed near or below the coupon barrier level and the downside threshold level for such index, the market value of the securities is expected to decrease substantially and you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security.

You cannot predict the future performance of any underlying index based on its historical performance. The value of any underlying index may decrease and be below the coupon barrier level for such index on each observation date so that you will receive no return on your investment, and one or all of the underlying indices may close below the respective downside threshold level(s) on the final observation date so that you lose more than 30% or all of your initial investment in the securities. There can be no assurance that the closing value of each underlying index will be at or above the respective coupon barrier level on any observation date so that you will receive a coupon payment on the securities for the applicable interest period or that it will be at or above the respective downside threshold level on the final observation date so that you do not suffer a significant loss on your initial investment in the securities. See “Nasdaq-100® Technology Sector IndexSM Historical Performance,” “Russell 2000® Index Historical Performance” and “S&P 500® Index Historical Performance” below.

December 2024  Page 14

Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 23, 2027
Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the S&P 500® Index

Principal at Risk Securities

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities at maturity or on any coupon payment date, and therefore you are subject to our credit risk. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Not equivalent to investing in the underlying indices. Investing in the securities is not equivalent to investing in any underlying index or the component stocks of any underlying index. Investors in the securities will not participate in any positive performance of any underlying index, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute any underlying index.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. Accordingly, you should be willing to hold your securities for the entire 3-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices,

December 2024  Page 15

Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 23, 2027
Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the S&P 500® Index

Principal at Risk Securities

and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying indices or their component stocks), including trading in the stocks that constitute the underlying indices as well as in other instruments related to the underlying indices. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Some of our affiliates also trade the stocks that constitute the underlying indices and other financial instruments related to the underlying indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial index value of an underlying index, and, therefore, could increase (i) the coupon barrier level for such underlying index, which, if the securities have not been redeemed, is the value at or above which such underlying index must close on the observation dates in order for you to earn a contingent monthly coupon or to receive any unpaid contingent monthly coupon from prior observation dates (depending also on the performance of the other underlying indices), and (ii) the downside threshold level for such underlying index, which, if the securities have not been redeemed prior to maturity, is the value at or above which the underlying index must close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying index at maturity (depending also on the performance of the other underlying indices). Additionally, such hedging or trading activities during the term of the securities could affect the value of an underlying index on the observation dates, and, accordingly, whether we pay a contingent monthly coupon on the securities and the amount of cash you receive at maturity, if any (depending also on the performance of the other underlying indices).

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial index value, coupon barrier level and downside threshold level for each underlying index, the payment at maturity, if any, whether you receive a contingent monthly coupon on each coupon payment date and whether you receive any previously unpaid contingent monthly coupons. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the index closing value in the event of a market disruption event or discontinuance of an underlying index. These potentially subjective determinations may affect the payout to you upon an early redemption or at maturity, if any. For further information regarding these types of determinations, see “Additional Terms of the Securities—Additional Terms—Calculation agent,” “—Market disruption event,” “—Postponement of observation dates,” “—Discontinuance of an underlying index; alteration of method of calculation” and “—Alternate exchange calculation in case of an event of default” below. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Information—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued, in accordance with your regular method of tax accounting. Under this treatment, the ordinary income

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Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 23, 2027
Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the S&P 500® Index

Principal at Risk Securities

treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders (as defined below) would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax consequences of an investment in the securities, possibly retroactively.

Non-U.S. Holders (as defined below) should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Indices

￭You are exposed to the price risk of each underlying index, with respect to both the contingent monthly coupons, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of all three underlying indices. Rather, it will be contingent upon the independent performance of each underlying index. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying index. Poor performance by any underlying index over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying indices. To receive any contingent monthly coupons, each underlying index must close at or above its respective coupon barrier level on the applicable observation date. In addition, if any underlying index has declined to below its respective downside threshold level as of the final observation date, you will be fully exposed to the decline in the worst performing underlying index over the term of the securities on a 1-to-1 basis, even if the other underlying indices have appreciated or have not declined as much. Under this scenario, the value of any such payment will be less than 70% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of each underlying index.

￭Because the securities are linked to the performance of the worst performing underlying index, you are exposed to greater risks of receiving no contingent monthly coupons and sustaining a significant loss on your investment than if the securities were linked to just one index. The risk that you will not receive any contingent monthly coupons, or that you will suffer a significant loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying index. With three underlying indices, it is more likely that any underlying index will close below its coupon barrier level on any observation date, or below its downside threshold level on the final observation date, than if the securities were linked to only one underlying index. Therefore, it is more likely that you will not receive any contingent monthly coupons, or any previously unpaid coupons, and that you will suffer a significant loss on your investment.

￭Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the technology sector. The stocks included in the NDXT Index are stocks of companies whose primary business is directly associated with the technology sector, including the following sub-sectors: computers and peripherals, software, diversified telecommunication services, communications equipment, semiconductors and semiconductor equipment, internet software and services, IT services, electronic equipment, instruments and components, wireless telecommunication services and office electronics. Because the value of the securities is linked to the performance of the

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Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 23, 2027
Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the S&P 500® Index

Principal at Risk Securities

NDXT Index, an investment in the securities exposes investors to risks associated with investments in securities with a concentration in the technology sector.

The values of stocks of technology companies and companies that rely heavily on technology are particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from foreign competitors with lower production costs. Technology companies and companies that rely heavily on technology, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Additionally, companies in the technology sector may face dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel. All of these factors could have an effect on the price of the NDXT Index and, therefore, on the value of the securities.

￭The securities are linked to the Russell 2000® Index and are subject to risks associated with small-capitalization companies. As the Russell 2000® Index is one of the underlying indices, and the Russell 2000® Index consists of stocks issued by companies with relatively small market capitalization, the securities are linked to the value of small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the Russell 2000® Index may be more volatile than indices that consist of stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

￭Adjustments to the underlying indices could adversely affect the value of the securities. The publisher of each underlying index may add, delete or substitute the component stocks of such underlying index or make other methodological changes that could change the value of such underlying index. Any of these actions could adversely affect the value of the securities. The publisher of each underlying index may also discontinue or suspend calculation or publication of such underlying index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index. MS & Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index on any observation date, the determination of whether a contingent monthly coupon will be payable on the securities on the applicable coupon payment date, and/or the amount payable at maturity, will be based on the value of such underlying index, based on the closing prices of the stocks constituting such underlying index at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co. as calculation agent in accordance with the formula for calculating such underlying index last in effect prior to such discontinuance, as compared to the coupon barrier level or downside threshold level, as applicable (depending also on the performance of the other underlying indices).

December 2024  Page 18

Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 23, 2027
Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the S&P 500® Index

Principal at Risk Securities

Nasdaq-100® Technology Sector IndexSM Historical Performance

The following graph sets forth the daily closing values of the NDXT Index for the period from January 1, 2019 through December 18, 2024. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the NDXT Index for each quarter for the period from January 1, 2019 through December 18, 2024. The closing value of the underlying index on December 18, 2024 was 10,473.23. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The NDXT Index has at times experienced periods of high volatility, and you should not take the historical values of the NDXT Index as an indication of its future performance. No assurance can be given as to the level of the NDXT Index on any observation date, including the final observation date.

NDXT Index Daily Closing Values January 1, 2019 to December 18, 2024

*The black solid line indicates both the coupon barrier level and the downside threshold level, each of which is 70% of the initial index value.

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Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the S&P 500® Index

Principal at Risk Securities

Nasdaq-100® Technology Sector IndexSM	High	Low	Period End
2019
First Quarter	4,606.49	3,547.57	4,493.19
Second Quarter	4,880.48	4,170.02	4,660.72
Third Quarter	5,026.65	4,469.97	4,771.68
Fourth Quarter	5,492.35	4,642.53	5,457.73
2020
First Quarter	5,954.62	4,030.77	4,606.71
Second Quarter	5,960.27	4,378.75	5,960.27
Third Quarter	6,915.12	5,948.33	6,401.73
Fourth Quarter	7,563.77	6,307.99	7,541.05
2021
First Quarter	8,480.86	7,197.59	7,866.84
Second Quarter	8,721.40	7,468.71	8,681.21
Third Quarter	9,228.96	8,348.04	8,606.64
Fourth Quarter	9,855.42	8,413.37	9,575.39
2022
First Quarter	9,565.42	7,193.06	8,320.06
Second Quarter	8,495.52	6,054.97	6,248.30
Third Quarter	7,489.94	5,723.83	5,723.83
Fourth Quarter	6,344.14	5,350.93	5,751.76
2023
First Quarter	7,129.20	5,647.49	7,129.20
Second Quarter	8,164.64	6,494.21	8,048.90
Third Quarter	8,597.36	7,705.63	7,939.24
Fourth Quarter	9,661.82	7,528.82	9,587.92
2024
First Quarter	10,686.65	9,098.91	10,420.33
Second Quarter	10,883.35	9,500.55	10,790.65
Third Quarter	11,224.97	9,288.31	10,443.26
Fourth Quarter (through December 18, 2024)	11,142.01	10,154.19	10,473.23

“Nasdaq®,” “Nasdaq-100®” and “Nasdaq-100 Index®” are trademarks of Nasdaq, Inc. For more information, see “Annex A — Nasdaq-100® Technology Sector IndexSM” below.

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Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 23, 2027
Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the S&P 500® Index

Principal at Risk Securities

Russell 2000® Index Historical Performance

The following graph sets forth the daily closing values of the RTY Index for the period from January 1, 2019 through December 18, 2024. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the RTY Index for each quarter for the period from January 1, 2019 through December 18, 2024. The closing value of the underlying index on December 18, 2024 was 2,231.513. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The RTY Index has at times experienced periods of high volatility, and you should not take the historical values of the RTY Index as an indication of its future performance. No assurance can be given as to the level of the RTY Index on any observation date, including the final observation date.

RTY Index Daily Closing Values January 1, 2019 to December 18, 2024

*The black solid line indicates both the coupon barrier level and the downside threshold level, each of which is 70% of the initial index value.

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Morgan Stanley Finance LLC

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Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the S&P 500® Index

Principal at Risk Securities

Russell 2000® Index	High	Low	Period End
2019
First Quarter	1,590.062	1,330.831	1,539.739
Second Quarter	1,614.976	1,465.487	1,566.572
Third Quarter	1,585.599	1,456.039	1,523.373
Fourth Quarter	1,678.010	1,472.598	1,668.469
2020
First Quarter	1,705.215	991.160	1,153.103
Second Quarter	1,536.895	1,052.053	1,441.365
Third Quarter	1,592.287	1,398.920	1,507.692
Fourth Quarter	2,007.104	1,531.202	1,974.855
2021
First Quarter	2,360.168	1,945.914	2,220.519
Second Quarter	2,343.758	2,135.139	2,310.549
Third Quarter	2,329.359	2,130.680	2,204.372
Fourth Quarter	2,442.742	2,139.875	2,245.313
2022
First Quarter	2,272.557	1,931.288	2,070.125
Second Quarter	2,095.440	1,649.836	1,707.990
Third Quarter	2,021.346	1,655.882	1,664.716
Fourth Quarter	1,892.839	1,682.403	1,761.246
2023
First Quarter	2,001.221	1,720.291	1,802.484
Second Quarter	1,896.333	1,718.811	1,888.734
Third Quarter	2,003.177	1,761.609	1,785.102
Fourth Quarter	2,066.214	1,636.938	2,027.074
2024
First Quarter	2,124.547	1,913.166	2,124.547
Second Quarter	2,109.459	1,942.958	2,047.691
Third Quarter	2,263.674	2,026.727	2,229.970
Fourth Quarter (through December 18, 2024)	2,442.031	2,180.146	2,231.513

“Russell 2000® Index” and “Russell 3000ETM Index” are trademarks of FTSE Russell. For more information, see “Russell Indices” in the accompanying index supplement.

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Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 23, 2027
Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the S&P 500® Index

Principal at Risk Securities

S&P 500® Index Historical Performance

The following graph sets forth the daily closing values of the SPX Index for the period from January 1, 2019 through December 18, 2024. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the SPX Index for each quarter for the period from January 1, 2019 through December 18, 2024. The closing value of the SPX Index on December 18, 2024 was 5,872.16. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The SPX Index has at times experienced periods of high volatility, and you should not take the historical values of the SPX Index as an indication of its future performance. No assurance can be given as to the level of the SPX Index on any observation date, including the final observation date.

SPX Index Daily Closing Values January 1, 2019 to December 18, 2024

*The black solid line indicates both the coupon barrier level and the downside threshold level, each of which is 70% of the initial index value.

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Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 23, 2027
Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the S&P 500® Index

Principal at Risk Securities

S&P 500® Index	High	Low	Period End
2019
First Quarter	2,854.88	2,447.89	2,834.40
Second Quarter	2,954.18	2,744.45	2,941.76
Third Quarter	3,025.86	2,840.60	2,976.74
Fourth Quarter	3,240.02	2,887.61	3,230.78
2020
First Quarter	3,386.15	2,237.40	2,584.59
Second Quarter	3,232.39	2,470.50	3,100.29
Third Quarter	3,580.84	3,115.86	3,363.00
Fourth Quarter	3,756.07	3,269.96	3,756.07
2021
First Quarter	3,974.54	3,700.65	3,972.89
Second Quarter	4,297.50	4,019.87	4,297.50
Third Quarter	4,536.95	4,258.49	4,307.54
Fourth Quarter	4,793.06	4,300.46	4,766.18
2022
First Quarter	4,796.56	4,170.70	4,530.41
Second Quarter	4,582.64	3,666.77	3,785.38
Third Quarter	4,305.20	3,585.62	3,585.62
Fourth Quarter	4,080.11	3,577.03	3,839.50
2023
First Quarter	4,179.76	3,808.10	4,109.31
Second Quarter	4,450.38	4,055.99	4,450.38
Third Quarter	4,588.96	4,273.53	4,288.05
Fourth Quarter	4,783.35	4,117.37	4,769.83
2024
First Quarter	5,254.35	4,688.68	5,254.35
Second Quarter	5,487.03	4,967.23	5,460.48
Third Quarter	5,762.48	5,186.33	5,762.48
Fourth Quarter (through December 18, 2024)	6,090.27	5,695.94	5,872.16

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of Standard and Poor’s Financial Services LLC. For more information, see “S&P® U.S. Indices” in the accompanying index supplement.

December 2024  Page 24

Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 23, 2027
Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the S&P 500® Index

Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this preliminary pricing supplement.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying prospectus supplement, index supplement or prospectus, the terms described herein shall control.
Day-count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Underlying index publisher:

With respect to the NDXT Index, Nasdaq, Inc., or any successor thereof.

With respect to the RTY Index, FTSE Russell, or any successor thereof.

With respect to the SPX Index, S&P® Dow Jones Indices LLC, or any successor thereof.

Denominations:	$1,000 per security and integral multiples thereof
Interest period:

The monthly period from and including the original issue date (in the case of the first interest period) or the previous scheduled coupon payment date, as applicable, to but excluding the following scheduled coupon payment date, with no adjustment for any postponement thereof.

Senior security or subordinated security:	Senior
Specified currency:	U.S. dollars
Record date:

One business day prior to the related scheduled coupon payment date; provided that any contingent monthly coupon payable at maturity shall be payable to the person to whom the payment at maturity shall be payable.

Business day:	Any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.
Index business day:

With respect to each underlying index, a day, as determined by the calculation agent, on which trading is generally conducted on each of the relevant exchange(s) for such underlying index, other than a day on which trading on such exchange(s) is scheduled to close prior to the time of the posting of its regular final weekday closing price.

Index closing value:

With respect to each of the NDXT Index and the SPX Index, the index closing value on any index business day shall be determined by the calculation agent and shall equal the official closing value of such underlying index, or any successor index (as defined under “Discontinuance of an underlying index; alteration of method of calculation” below), published at the regular official weekday close of trading on such index business day by the underlying index publisher for such underlying index. In certain circumstances, the index closing value for the NDXT Index or the SPX Index shall be based on the alternate calculation of such underlying index described under “Discontinuance of an underlying index; alteration of method of calculation” below.

With respect to the RTY Index, the index closing value on any index business day shall be determined by the calculation agent and shall equal the closing value of the RTY Index, or any successor index (as defined under “Discontinuance of an underlying index; alteration of method of calculation” below), reported by Bloomberg Financial Services, or any successor reporting service the calculation agent may select, on such index business day. In certain circumstances, the index closing value for the RTY Index shall be based on the alternate calculation of the RTY Index described under “Discontinuance of an underlying index; alteration of method of calculation” below.

Market disruption event:

With respect to each underlying index, market disruption event means:

(i)the occurrence or existence of any of:

(a) a suspension, absence or material limitation of trading of securities then constituting 20 percent or more of the value of such underlying index (or a successor index) on the relevant exchange(s) for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange(s), or

(b) a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for securities then constituting 20 percent or more of the value of such underlying index (or a successor index) during the last one-half hour preceding the close of the principal trading session on such relevant exchange(s) are materially inaccurate, or

(c) the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts or exchange-traded funds related to such underlying index (or a successor index) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market,

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Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the S&P 500® Index

Principal at Risk Securities

in each case as determined by the calculation agent in its sole discretion; and

(ii)a determination by the calculation agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities.

For the purpose of determining whether a market disruption event exists at any time with respect to an underlying index, if trading in a security included in such underlying index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of such underlying index shall be based on a comparison of (x) the portion of the value of such underlying index attributable to that security relative to (y) the overall value of such underlying index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event exists at any time with respect to an underlying index: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract or exchange-traded fund will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts or exchange-traded funds on such underlying index by the primary securities market trading in such contracts or funds by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or funds or (c) a disparity in bid and ask quotes relating to such contracts or funds will constitute a suspension, absence or material limitation of trading in futures or options contracts or exchange-traded funds related to such underlying index and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts or exchange-traded funds related to such underlying index are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Relevant exchange:

With respect to each underlying index or its successor index, the primary exchange(s) or market(s) of trading for (i) any security then included in such index and (ii) any futures or options contracts related to such index or to any security then included in such index.

Postponement of observation dates:

The observation dates are subject to postponement due to non-index business days or certain market disruption events, as described in the following paragraph.

If any scheduled observation date, including the final observation date, is not an index business day with respect to any underlying index or if there is a market disruption event on such day with respect to any underlying index, the relevant observation date solely with respect to that affected underlying index shall be the next succeeding index business day with respect to that underlying index on which there is no market disruption event with respect to that underlying index; provided that if a market disruption event with respect to that underlying index has occurred on each of the five index business days with respect to that underlying index immediately succeeding any of the scheduled observation dates, then (i) such fifth succeeding index business day shall be deemed to be the relevant observation date with respect to that affected underlying index, notwithstanding the occurrence of a market disruption event with respect to that underlying index on such day and (ii) with respect to any such fifth index business day on which a market disruption event occurs with respect to that underlying index, the calculation agent shall determine the index closing value on such fifth index business day in accordance with the formula for and method of calculating that underlying index last in effect prior to the commencement of the market disruption event, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such index business day of each security most recently constituting that affected underlying index without any rebalancing or substitution of such securities following the commencement of the market disruption event.

Postponement of coupon payment dates (including the maturity date and redemption dates):

If any scheduled coupon payment date is not a business day, that monthly coupon, if any, shall be paid on the next succeeding business day; provided that the contingent monthly coupon, if any, with respect to the final observation date shall be paid on the maturity date; provided further that if, due to a market disruption event or otherwise, any observation date with respect to any underlying index is postponed so that it falls less than two business days prior to the scheduled coupon payment date, maturity date or redemption date, as applicable, the coupon payment date, maturity date or redemption date, as applicable, shall be postponed to the second business day following the observation date as postponed, by which date the index closing value of each underlying index has been determined. In any of these cases, no adjustment shall be made to any contingent monthly coupon payment, payment at maturity or redemption payment made on that postponed date.

Discontinuance of an underlying index; alteration

If any underlying index publisher discontinues publication of the relevant underlying index and such underlying index publisher or another entity (including MS & Co.) publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued index (such

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Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 23, 2027
Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the S&P 500® Index

Principal at Risk Securities

of method of calculation:

index being referred to herein as the “successor index”), then any subsequent index closing value for the discontinued index will be determined by reference to the published value of such successor index at the regular weekday close of trading on any index business day that the index closing value for such underlying index is to be determined, and, to the extent the index closing value of such successor index differs from the index closing value of the relevant underlying index at the time of such substitution, proportionate adjustments shall be made by the calculation agent to the relevant initial index value, coupon barrier level and downside threshold level.

Upon any selection by the calculation agent of a successor index, the calculation agent will cause written notice thereof to be furnished to the trustee, to us and to the depositary, as holder of the securities, within three business days of such selection. We expect that such notice will be made available to you, as a beneficial owner of the securities, in accordance with the standard rules and procedures of the depositary and its direct and indirect participants.

If any underlying index publisher discontinues publication of the relevant underlying index or a successor index prior to, and such discontinuance is continuing on, any observation date and the calculation agent determines, in its sole discretion, that no successor index is available at such time, then the calculation agent will determine the index closing value for such underlying index for such date. The index closing value of such underlying index or such successor index will be computed by the calculation agent in accordance with the formula for and method of calculating such index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such date of each security most recently constituting such index without any rebalancing or substitution of such securities following such discontinuance. Notwithstanding these alternative arrangements, discontinuance of the publication of an underlying index may adversely affect the value of the securities.

If at any time, the method of calculating any underlying index or any successor index, or the value thereof, is changed in a material respect, or if any underlying index or any successor index is in any other way modified so that such index does not, in the opinion of the calculation agent, fairly represent the value of such index had such changes or modifications not been made, then, from and after such time, the calculation agent will, at the close of business in New York City on each date on which the index closing value for such underlying index is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a value of a stock index comparable to such underlying index or such successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the index closing value with reference to such underlying index or such successor index, as adjusted. Accordingly, if the method of calculating any underlying index or any successor index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in such underlying index), then the calculation agent will adjust such index in order to arrive at a value of such underlying index or such successor index as if it had not been modified (e.g., as if such split had not occurred).

Alternate exchange calculation in case of an event of default:

If an event of default with respect to the securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the securities (the “Acceleration Amount”) will be an amount, determined by the calculation agent in its sole discretion, that is equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the securities. That cost will equal:

●the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

●the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the securities, which we describe below, the holders of the securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the Acceleration Amount.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any

December 2024  Page 27

Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 23, 2027
Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the S&P 500® Index

Principal at Risk Securities

analogous proceeding is filed with respect to MSFL or Morgan Stanley, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the Acceleration Amount.

If the maturity of the securities is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the depositary of the Acceleration Amount and the aggregate cash amount due, if any, with respect to the securities as promptly as possible and in no event later than two business days after the date of such acceleration.

Default quotation period

The default quotation period is the period beginning on the day the Acceleration Amount first becomes due and ending on the third business day after that day, unless:

●no quotation of the kind referred to above is obtained, or

●every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final observation date, then the Acceleration Amount will equal the principal amount of the securities.

Qualified financial institutions

For the purpose of determining the Acceleration Amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

●A-2 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

●P-2 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Trustee:	The Bank of New York Mellon, a New York banking corporation
Calculation agent:

The calculation agent for the securities will be MS & Co. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the trustee and us.

All calculations with respect to the contingent monthly coupon, the redemption payment and the payment at maturity, if any, shall be made by the calculation agent and shall be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per stated principal amount, if any, shall be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of the securities shall be rounded to the nearest cent, with one-half cent rounded upward.

Because the calculation agent is our affiliate, the economic interests of the calculation agent and its affiliates may be adverse to your interests as an investor in the securities, including with respect to certain determinations and judgments that the calculation agent must make in determining the payment that you will receive, if any, on each coupon payment date, upon early redemption or at maturity or whether a market disruption event has occurred. See “Market disruption event” and “Discontinuance of an underlying index; alteration of method of calculation” below. MS & Co. is obligated to carry out its duties and functions as calculation agent in good faith and using its reasonable judgment.

Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final observation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice

December 2024  Page 28

Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 23, 2027
Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the S&P 500® Index

Principal at Risk Securities

of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final observation date as postponed.

In the event that any coupon payment date is postponed due to the postponement of the relevant observation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the applicable coupon payment date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of any coupon payment date, the business day immediately preceding the applicable scheduled coupon payment date, and (ii) with respect to notice of the date to which the applicable coupon payment date has been rescheduled, the business day immediately following the applicable observation date as postponed.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered as contingent monthly coupon, if any, with respect to the securities on or prior to 10:30 a.m. (New York City time) on the business day preceding each coupon payment date, and (ii) deliver the aggregate cash amount due with respect to the applicable interest to the trustee for delivery to the depositary, as holder of the securities, on the applicable coupon payment date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the redemption date or the business day preceding the maturity date, as applicable, and (ii) deliver the aggregate cash amount due with respect to the securities, if any, to the trustee for delivery to the depositary, as holder of the securities, on the redemption date or maturity date, as applicable.

December 2024  Page 29

Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 23, 2027
Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the S&P 500® Index

Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Book entry security or certificated security:

Book entry. The securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, the depositary and will be registered in the name of a nominee of the depositary. The depositary’s nominee will be the only registered holder of the securities. Your beneficial interest in the securities will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in the depositary. In this preliminary pricing supplement, all references to payments or notices to you will mean payments or notices to the depositary, as the registered holder of the securities, for distribution to participants in accordance with the depositary’s procedures. For more information regarding the depositary and book entry notes, please read “Forms of Securities—The Depositary” and “Forms of Securities—Global Securities” in the accompanying prospectus.

Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying prospectus supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities. This discussion applies only to investors in the securities who:

●purchase the securities in the original offering; and

●hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

●certain financial institutions;

●insurance companies;

●dealers and certain traders in securities or commodities;

●investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

●U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

●partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

●regulated investment companies;

●real estate investment trusts; or

●tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. The effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary

December 2024  Page 30

Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 23, 2027
Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the S&P 500® Index

Principal at Risk Securities

and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the securities could be materially affected. Moreover, our counsel’s opinion is based on market conditions as of the date of this preliminary pricing supplement and is subject to confirmation on the pricing date.

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

●a citizen or individual resident of the United States;

●a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

●an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

 Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

 Tax Treatment of Coupon Payments. Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

 Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated in the same manner as a coupon payment. In general, any such gain or loss recognized should be short-term capital gain or loss if the U.S. Holder has held the securities for one year or less at the time of the sale, exchange or settlement, and should be long-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under

December 2024  Page 31

Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 23, 2027
Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the S&P 500® Index

Principal at Risk Securities

Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and potential changes in applicable law.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.  In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

●an individual who is classified as a nonresident alien;

●a foreign corporation; or

●a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

●a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

●certain former citizens or residents of the United States; or

●a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30%

December 2024  Page 32

Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 23, 2027
Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the S&P 500® Index

Principal at Risk Securities

withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the securities and current market conditions, we expect that the securities will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the pricing supplement. Assuming that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. Under proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds (other than amounts treated as FDAP income). While the treatment of the securities is unclear, you should assume that any coupon payment with respect to the securities will be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

December 2024  Page 33

Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 23, 2027
Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the S&P 500® Index

Principal at Risk Securities

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be by us used for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 6 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities. See also “Use of Proceeds” in the accompanying prospectus.

On or prior to the pricing date, we expect to hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the stocks constituting the underlying indices, in futures and/or options contracts on the underlying indices or the component stocks of the underlying indices listed on major securities markets, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial index value of an underlying index, and, as a result, increase (i) the coupon barrier level for such underlying index, which, if the securities have not been redeemed, is the level at or above which such underlying index must close on each observation date in order for you to earn a contingent monthly coupon or to receive any unpaid contingent monthly coupon from prior observation dates (depending also on the performance of the other underlying indices), and (ii) the downside threshold level for such underlying index, which, if the securities are not redeemed prior to maturity, is the level at or above which the underlying index must close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying index at maturity (depending also on the performance of the other underlying indices). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of such underlying index on the observation dates, and, accordingly, whether we pay a contingent monthly coupon on the securities and the amount of cash you receive at maturity, if any (depending also on the performance of the other underlying indices).

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $ per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities, including the contingent monthly coupon rate, such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Overview” beginning on page 4.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.

In order to facilitate the offering of the securities, the agent may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the agent may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position in the securities, for its own account. The agent must close out any naked short position by purchasing the securities in the open market. A naked short position is more likely to be created if the agent is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the agent may bid for, and purchase, the securities or the securities underlying the underlying index in the open market to stabilize the price of the securities. Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities. The agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the agent has entered into a hedging transaction with us in connection with this offering of securities. See “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement and “Use of Proceeds and Hedging” above.

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Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 23, 2027
Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the S&P 500® Index

Principal at Risk Securities

Where you can find more information:

MSFL and Morgan Stanley have filed a registration statement (including a prospectus, as supplemented by the prospectus supplement and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the prospectus supplement, the index supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about MSFL, Morgan Stanley and this offering. When you read the accompanying prospectus supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the prospectus supplement and the index supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Prospectus Supplement dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this preliminary pricing supplement are defined in the prospectus supplement, in the index supplement or in the prospectus.

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Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 23, 2027
Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the S&P 500® Index

Principal at Risk Securities

Annex A — Nasdaq-100® Technology Sector IndexSM

The Nasdaq-100® Technology Sector IndexSM was developed by Nasdaq and is calculated, maintained and published by The Nasdaq OMX Group, Inc. (“Nasdaq OMX”). The underlying index is designed to measure the performance of Nasdaq-listed companies that are classified as technology according to the Industry Classification Benchmark which also meet other eligibility criteria determined by Nasdaq. The underlying index is reported by Bloomberg under the ticker symbol “NDXT.” All information contained in this document regarding the Nasdaq-100® Technology Sector IndexSM has been derived from publicly available information, without independent verification.

The Nasdaq-100® Technology Sector IndexSM is calculated under an equal-weighted methodology. On February 22, 2006, the Nasdaq-100® Technology Sector IndexSM began with a base of 1,000.00. To be eligible for inclusion in the Nasdaq-100® Technology Sector IndexSM, a security and its issuer must meet the following criteria:

●the security must be included in the Nasdaq-100 Index®

●the issuer of the security’s primary U.S. listing must be exclusively on the Nasdaq Global Select Market or the Nasdaq Global Market;

●the issuer of the security must be classified as Technology according to the Industry Classification Benchmark (“ICB”);

●if the issuer of the security is organized under the laws of a jurisdiction outside the United States, then that security must have listed options on a registered options market in the United States or be eligible for listed-options trading on a registered options market in the United States;

●the issuer of the security generally may not currently be in bankruptcy proceedings;

●each security must have a minimum average daily trading volume of 200,000 shares (measured over the three calendar months ending with the month that includes the reconstitution reference date);

●the issuer of the security generally may not have entered into a definitive agreement or other arrangement that would make it ineligible for index inclusion and where the transaction is imminent as determined by the Nasdaq Index Management Committee; and

●the security must have traded for at least three full calendar months, not including the month of initial listing, on an eligible exchange, which includes Nasdaq (Nasdaq Global Select Market, Nasdaq Global Market, or Nasdaq Capital Market), NYSE, NYSE American, or CBOE BZX. Eligibility is determined as of the constituent selection reference date and includes that month. A security that was added as a result of a spin-off will be exempt from the seasoning requirement.

Index Calculation.

The Nasdaq-100® Technology Sector IndexSM is calculated without regard to ordinary dividends however it does reflect special dividends. The formula is as follows:

PRt =	Index Market Valuet
PR Index Divisort

where:

and:

“Index Security” shall mean a security that has been selected for membership in the Nasdaq-100® Technology Sector IndexSM, having met all applicable eligibility requirements.

n = Number of Index Securities in the Nasdaq-100® Technology Sector IndexSM.

qi = Number of shares of Index Security i applied in the Nasdaq-100® Technology Sector IndexSM. The number of shares can be based on any number of items which would be identified in each specific Index Methodology including total shares outstanding (TSO), application of free float, dividend yield, modification due to foreign ownership restrictions, modification due to capping etc. This can also be referred to as Index Shares.

pi = Price in quote currency of Index Security i. Depending on the time of the calculation, the price can be either of the following:

(1)The Start of Day (SOD) price which is the previous index calculation day’s (t-1) closing price for Index Security i adjusted for corporate action(s) occurring prior to market open on date t, if any, for the SOD calculation only;

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Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 23, 2027
Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the S&P 500® Index

Principal at Risk Securities

(2)The intraday price which reflects the current trading price received from the Index Exchange during the index calculation day;

(3)The End of Day (EOD) price refers to the Last Sale Price; or

(4)The Volume Weighted Average Price (VWAP)

t = current index calculation day

t – 1 = previous index calculation day

Index Calendar.

The securities composing the Nasdaq-100® Technology Sector IndexSM are selected once annually each December. Securities currently within the Nasdaq-100® Technology Sector IndexSM must meet the eligibility criteria using market data through the end of October that year and total shares outstanding as of the end of November that year. Index reconstitutions are announced in early December and become effective after the close of trading on the third Friday in December.

The index is rebalanced on a quarterly basis in March, June, September and December. The index rebalance uses the Last Sale Price (“LSP”) of all Index securities as of the third Friday (February, May, August, and November, respectively). Index rebalance changes are announced in early March, June, September and December, and changes become effective after the close of trading on the third Friday in March, June, September and December.

Index Maintenance.

Deletion Policy. If at any time other than an index reconstitution, a component of the Nasdaq-100® Technology Sector IndexSM is removed from the Nasdaq-100 Index® for any reason, it is also removed from the Nasdaq-100® Technology Sector IndexSM at the same time.

This may include:

●listing on an ineligible index exchange;

●a security is not classified under the Technology Subsector according to the ICB;

●merger, acquisition, or other major corporate event that would otherwise adversely impact the integrity of the Index;

●if a company is organized as a REIT;

●if the issuer has an adjusted market capitalization below 0.10% of the aggregate adjusted market capitalization of the Nasdaq-100 Index® for two consecutive month-ends; or

●if a security that was added to the Nasdaq-100 Index® as the result of a spin-off event has an adjusted market capitalization below 0.10% of the aggregate adjusted market capitalization of the Nasdaq-100 Index® at the end of its second day of regular way trading as a Nasdaq-100 Index® member.

In the case of mergers and acquisitions, the effective date for the removal of an Index issuer or security will be largely event-based, with the goal to remove the issuer or security as soon as completion of the acquisition or merger has been deemed highly probable. Notable events include, but are not limited to, completion of various regulatory reviews, the conclusion of material lawsuits and/or shareholder and board approvals.

Securities that are added as a result of a spin-off may be deleted as soon as practicable after being added to the index. This may occur when Nasdaq determines that a security is ineligible for inclusion because of reasons such as ineligible exchange, security type, or industry. Securities that are added as a result of a spin-off may be maintained in the index until a later date and then removed, for example if a spin-off security has liquidity or market capitalization characteristics that diverge materially from the security eligibility criteria and could affect the integrity of the index.

Replacement Policy. When a component of the Nasdaq-100 Index® that is classified as Technology according to ICB is removed from the Nasdaq-100 Index®, it is also removed from the Nasdaq-100® Technology Sector IndexSM. As such, if the replacement company being added to the Nasdaq-100 Index® is classified as Technology according to ICB, it is added to the Nasdaq-100® Technology Sector IndexSM and will assume the weight of the removed company on the Index effective date.

When a component of the Nasdaq-100 Index® that is not classified as Technology according to ICB is removed and the replacement company being added to the Nasdaq-100 Index® is classified as Technology according to ICB, the replacement company is considered for addition to the Nasdaq-100® Technology Sector IndexSM at the next quarterly Rebalance.

When a component of the Nasdaq-100 Index® that is classified as Technology according to ICB is removed from the Nasdaq-100 Index® and the replacement company being added to the Nasdaq-100 Index® is not classified as Technology according to ICB, the company is removed from the Nasdaq-100® Technology Sector IndexSM and the divisor of the Nasdaq-100® Technology Sector IndexSM is adjusted to ensure Index continuity.

December 2024  Page 37

Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 23, 2027
Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM, the Russell 2000® Index and the S&P 500® Index

Principal at Risk Securities

Additions Policy. If a security is added to the Nasdaq-100 Index® for any reason, it may be added to the Nasdaq-100® Technology Sector IndexSM at the same time.

Corporate Actions. In the periods between scheduled index reconstitution and rebalancing events, individual Index securities may be the subject to a variety of corporate actions and events that require maintenance and adjustments to the Nasdaq-100® Technology Sector IndexSM.

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The securities are not sponsored, endorsed, sold or promoted by Nasdaq (including its affiliates) (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the securities. The Corporations make no representation or warranty, express or implied, to the holders of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the Nasdaq-100 Index® to track general stock market performance. The Nasdaq-100 Index® is determined, composed and calculated by Nasdaq without regard to us or the securities. Nasdaq has no obligation to take our needs or the needs of the owners of the securities into consideration in determining, composing or calculating the Nasdaq-100 Index®. The Corporations are not responsible for and have not participated in the determination of the timing, prices, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the securities.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100® TECHNOLOGY SECTOR INDEXSM, NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100® TECHNOLOGY SECTOR INDEXSM, NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Nasdaq®,” “Nasdaq-100®” and “Nasdaq-100 Index®” are trademarks of Nasdaq.

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